                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         PEERLESS SYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2000

To the Stockholders of Peerless Systems Corporation:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Peerless Systems Corporation, a Delaware corporation (the "Company"), will be held on June 20, 2000, at 2:00 p.m. local time at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California for the following purpose:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2001.

    3. To approve the amendment of the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on May 15, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Carolyn M. Maduza

                                          Carolyn M. Maduza
                                          Secretary

El Segundo, California
May 23, 2000

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 2000

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Peerless Systems Corporation, a Delaware corporation, for use at the annual meeting of stockholders to be held on June 20, 2000 at 2:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at our offices located at 2381 Rosecrans Avenue, El Segundo, California. We intend to mail this proxy statement and accompanying proxy card on or about June 1, 2000, to all stockholders entitled to vote at the annual meeting. References to "we," "us," "our," "the Company" and "Peerless" refer to Peerless Systems Corporation.

Solicitation

  We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Peerless. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of our common stock at the close of business on May 15, 2000, will be entitled to notice of and to vote at the annual meeting. At the close of business on May 15, 2000, Peerless had outstanding and entitled to vote 14,724,000 shares of common stock.

  Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

  All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 2381 Rosecrans Avenue, El Segundo, California 90245, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  Proposals of stockholders that are intended to be presented at our 2001 Annual Meeting of Stockholders must be received by us not later than December 31, 2000 in order to be included in the proxy statement and proxy relating to that annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are four nominees for the five Board positions presently authorized in the Certificate of Incorporation. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of Peerless.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

  The names of the nominees and certain information about them as of March 31, 2000, are set forth below:

                           Principal Occupation/                  Director
   Name                Age Position Held With the Company          Since
   ----                --- ------------------------------         --------
   Adam Au............  43 Vice President, General Manager, PSN     2000
   Robert G. Barrett..  55 Chairman of the Board                    1991
   Robert L. North....  64 Former Chief Executive Officer and
                           Director of HNC
                           Software, Inc.                           1996
   Robert V. Adams....  68 Chairman of Documentum, Inc.             1998

  Adam Au has served us as a director since April 2000. He has more than 18 years of experience in the networking software industry and is the founder of Auco, Inc. which was acquired by Peerless in June 1999. Prior to founding Auco, Inc., he was group director of the Corporate Technology Office at Novell Inc. Mr. Au served as Chief Executive Officer and Chairman of Auco, Inc., a privately owned company, from 1994 to 1999. He is currently Vice President and General Manager of Peerless Systems Networking, a subsidiary of the Company. Mr. Au received a B.S.E.E. from the University of Hong Kong and an M.S.E.E. from the University of Wisconsin at Madison.

  Robert G. Barrett has served us as a director since March 1991. He was a founder and a Managing Partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment until his recent departure on April 30, 2000. Presently, Mr. Barrett serves as a director of Brooktrout Technology, Inc., Corillian Corporation, Interspeed and several privately-held high technology companies. Mr. Barrett received an A.B. degree in history and an M.B.A. degree from Harvard University.

  Robert L. North has served us as a director since July 1996. Mr. North was the Chief Executive Officer of HNC Software from 1987 until his retirement in January, 2000. He currently serves as a director of HNC Software, Inc., Digital Insight, Keylime Software, Z-Market, QSS and WebCapital. For 21 years prior to that time he was employed by TRW, Inc.'s Electronic Systems Group, most recently as Vice President and General Manager. Prior to that time, he was a member of the technical staff for the Satellite Central Office of Aerospace Corporation. Mr. North received B.S. and M.S. degrees in electrical engineering from Stanford University.

  Robert V. Adams has served us as director since March 1998. Mr. Adams serves as director and Chairman of the Board of Documentum, Inc., director of Tekelec, Inc., and director of Encad Corp. Mr. Adams was President and Chief Executive Officer of Xerox Technology Ventures from 1989 until 1999. Mr. Adams was formerly an Executive Vice President of Xerox Corporation. Mr. Adams received a B.S. degree in mechanical engineering from Purdue University and an M.B.A. degree from the University of Chicago.

Board Committees and Meetings

  During the fiscal year ended January 31, 2000 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors:
Messrs. Adams and Barrett, with Mr. North serving as an alternate member. The Audit Committee met four times during the fiscal year ended January 31, 2000.

  The Compensation Committee makes recommendations concerning salaries, benefits and incentive compensation, administers the issuance of stock options and other awards to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Barrett and North, with Mr. Adams serving as an alternate member. The Compensation Committee met four times during the fiscal year ended January 31, 2000.

  During the fiscal year ended January 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the our independent auditors for the fiscal year ending January 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has been engaged as our independent auditors since September 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  On September 20, 1999, we dismissed PricewaterhouseCoopers LLP or PwC, the independent accounting firm which the registrant previously engaged as the principal accounting firm to audit our financial statements. PwC's report on our consolidated financial statements for the years ended January 31, 1998, and January 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. On September 16, 1999, the Audit Committee of our Board of Directors approved the decision to discharge PwC. During the years ended January 31, 1998, and January 31, 1999 and the period from January 31, 1999 through the date of dismissal, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

  On September 21, 1999, we engaged Ernst & Young LLP as the principal accountant to audit our consolidated financial statements. The Audit Committee of our Board of Directors approved this engagement on September 16, 1999. For the years ended January 31, 1998, and January 31, 1999 and for the period from January 31, 1999 to September 20, 1999, we did not consult Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either complete or proposed or (ii) the type of audit opinion that might be rendered on the registrant's consolidated financial statements.

  We have provided PwC with a copy of the above disclosures. PwC has furnished us with a letter addressed to the Securities and Exchange Commission or "SEC"stating that PwC agrees with the above disclosures. A copy of this letter is attached as Exhibit 16.1 to the Current Report on Form 8-K filed on September 27, 1999.

  Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Peerless and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3

           APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

  In July 1996, our Board of Directors approved the Employee Stock Purchase Plan covering an aggregate of 300,000 shares of Common Stock reflecting the 2:3 reverse split that occurred when Peerless went public. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code or the "Code." Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months.

  Employees are eligible to participate if they are employed by Peerless or an affiliate of Peerless designated by the Board of Directors and meet eligibility standards established by the Board of Directors in accordance with Code section 423. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with Peerless and its affiliates.

  On March 31, 2000, an aggregate of 49,255 shares of our common stock had been purchased under the Purchase Plan, and only 1 share remained available for future sale under the Purchase Plan. During the last fiscal year, Peerless sold 7,840 shares at $4.25 to $ 7.969 per share to executive officers, sold 137,926 shares at $4.25 to $7.969 per share to all employees (excluding executive officers) as a group, and sold 16,962 shares at $4.25 to $7.969 to all current directors who are not officers of Peerless.

  On May 23, 2000, the Board of Directors approved an amendment to the Purchase Plan, to increase the allocation available for purchase under the Plan by 500,000 shares, subject to stockholder approval. The purpose is to enhance the flexibility of the Board and the Compensation Committee in offering our common stock to our employees. This amendment increases the number of shares authorized for issuance under the Purchase Plan from a total of 300,000 shares to 800,000 shares. The Board adopted this amendment to ensure that we can continue to offer shares of common stock to all employees at levels determined appropriate by the Board and the Compensation Committee.

  Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 2000 by: (i) each nominee for director; (ii) each of the executive officers and individuals named in the Summary Compensation Table; (iii) all executive officers and directors of Peerless as a group; and (iv) all those known by Peerless to be beneficial owners of more than five percent of our common stock.

                                                               Beneficial
Beneficial Owner                                             Ownership (1)
----------------                                          --------------------
                                                          Number of Percent of
                                                           Shares     Total
                                                          --------- ----------
State of Wisconsin Investment Board...................... 1,401,200    9.5%
  P.O. Box 7842
  Madison, WI 53707

T. Rowe Price Associates, Inc............................   919,900    6.3%
  100 E. Pratt Street
  Baltimore, MD 21202

AMVESCAP PLC (2).........................................   805,200    5.5%
  1315 Peachtree St. NE
  Atlanta, GA 30309

Edward A. Gavaldon (3)...................................   369,457    2.5%
David R. Fournier (4)....................................   185,337    1.2%
Robert G. Barrett (5)....................................   117,023      *
Thomas B. Ruffolo (6)....................................   101,726      *
Adam Au (7)..............................................     3,351      *
Robert T. North (8)......................................    13,332      *
Robert V. Adams (9)......................................     6,666      *
David Emmett (10)........................................    25,000      *
All directors and executive officers as a group (8
 persons)................................................   920,419    5.7%

--------
  * Represents beneficial ownership of less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,724,000 shares outstanding on January 31, 2000, adjusted as required by rules promulgated by the SEC.
 (2) AMVESCAP PLC, AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., and INVESCO Realty Advisers, Inc. share voting and investment power over the shares held by AMVESCAP PLC.
 (3) Includes 168,659 shares issuable pursuant to options exercisable within 60 days of January 31, 2000. Mr. Gavaldon terminated his employment with Peerless on April 13, 2000.
 (4) Includes 0 shares issuable pursuant to options exercisable within 60 days of January 31, 2000. Mr. Fournier terminated his employment with Peerless on March 1, 1999.
 (5) Includes 13,332 shares issuable pursuant to options exercisable within 60 days of January 31, 2000.
 (6) Includes 5,180 shares issuable pursuant to options exercisable within 60 days of January 31, 2000. Mr. Ruffolo terminated his employment with Peerless on January 14, 2000.
 (7) Includes 3,351 shares issuable pursuant to options exercisable within 60 days of January 31, 2000.
 (8) Includes 13,332 shares issuable pursuant to options exercisable within 60 days of January 31, 2000.
 (9) Includes 6,666 shares issuable pursuant to options exercisable within 60 days of January 31, 2000.
(10) Includes 12,500 shares issuable pursuant to options exercisable within 60 days of January 31, 2000. Mr. Emmett terminated his employment with Peerless on February 4, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission, or "SEC," initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Peerless. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

  To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Director Compensation

  Directors currently do not receive any cash compensation from us for their services as member of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. The Board of Directors has adopted resolutions providing for the automatic grant, under the 1996 Equity Incentive Plan of: (i) an option to purchase 26,666 shares of common stock to each non-employee director who is first elected to the Board of Directors after completion of our initial public offering; and (ii) an option to purchase 3,333 shares of common stock on the date of each annual stockholder meeting, beginning in 1997, to each non-employee director who has served continuously as a non-employee director for at least six months immediately prior to such annual meeting. The options vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option each month thereafter for the following three years. On June 17, 1999, pursuant to the non-discretionary grant under the 1996 Plan, options to purchase an aggregate of 3,333 shares of Common Stock were granted to each of Mr. Barrett, Mr. North and Mr. Adams at an exercise price of $10.063 per share. In addition, on June 17, 1999, options to purchase an additional 3,334 shares of Common Stock were granted to Mr. Adams at an exercise price of $10.063.

Executive Compensation

  The following table sets forth for the fiscal years ended January 31, 2000, January 31, 1999 and January 31, 1998, the compensation earned by our former Chief Executive Officer and our other four most highly compensated executive officers at January 31, 2000, as well as former executive officers of Peerless (the "Named Executive Officers"):

                          Summary Compensation Table

   Name and Principal    Fiscal
        Position          Year  Salary($) Bonus($) Commission($) Other($)          Total($)
   ------------------    ------ --------- -------- ------------- --------          --------
Edward A.
 Gavaldon /(3)/.........  2000   274,519      --         --          --            274,519
  Former President,.....  1999   199,038   50,000        --          --            249,038
  Chief Executive
  Officer and...........  1998   175,000   84,375        --          --            259,375
  Chairman of the Board

Thomas B.
 Ruffolo /(4/)..........  2000   151,115      --         --          --            151,115
  Former Vice
  President.............  1999   124,005   12,500        --          --            136,505
  Corporate
   Development..........  1998   116,511   28,125        --          --            144,636

David Emmett/(5)/.......  2000   188,558      --         --          --            188,558
  Former Senior Vice
   President,...........  1999    92,500   12,500        --          --            105,000
  Engineering and
   Technical............  1998       --       --         --          --                --
  Operations

Charles R. Boelig.......  2000   118,554   38,025        --       63,379/(1)//(2)/ 219,958
  Former Senior Vice
   President,...........  1999       --       --         --          --                --
  Sales and Marketing...  1998       --       --         --          --                --

Carolyn Maduza..........  2000   121,154      --         --       41,242/(1)/      162,396
  Senior Vice President,
   Finance..............  1999       --       --         --          --                --
  and Administration,
   Chief................  1998       --       --         --          --                --
  Financial Officer,
   Secretary
  and Treasurer

Ron Davis...............  2000   139,750    5,000        --          --            144,750
  Vice President of
   Sales................  1999   114,254   16,875        --          --            131,129
                          1998   102,752    7,500        --          --            110,252

Adam Au.................  2000   135,689      --         --          --            135,689
  Vice President and....  1999    62,300      --         --          --             62,300
  General Manager, PSN..  1998    91,540      --         --          --             91,540

--------
(1) Represents relocation expenses.
(2) In addition to and in connection with these relocation expenses, the Company provided Mr. Boelig a short-term loan. See "Certain Relationships and Related Transactions."
(3) Mr. Gavaldon is no longer an executive officer of Peerless as of April 13, 2000.
(4) Mr. Ruffolo is no longer an executive officer of Peerless as of January 14, 2000.
(5) Mr. Emmett is no longer an executive officer of Peerless as of February 4, 2000.

                       STOCK OPTION GRANTS AND EXERCISES

  Option/SAR Grants in Fiscal Year 2000. The following table summarizes the stock options granted by Peerless to our Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                     Stock Option Grants Fiscal Year 2000

                         Number of    % of Total                                       Grant Date
          Name           Securities Options Granted Exercise Price  Expiration Date   Present Value
          ----           ---------- --------------- -------------- ------------------ -------------
Carolyn M. Maduza.......  100,000        11.3%          $ 7.13     May 3, 2009         $  619,460
Ron Davis...............   30,000         3.4%          $ 9.38     March 1, 2009       $  244,521
                           17,164         1.9%          $ 9.25     December 8, 2009    $  138,035
Adam Au.................  100,000        11.3%          $ 8.50     June 10, 2009       $  739,000
Edward A. Gavaldon......  120,000        13.6%          $13.25     September 16, 2009  $1,382,364
David Emmett............   28,000         3.2%          $13.25     September 16, 2009  $  322,552

  We grant options to our executive officers under the 1996 Equity Incentive Plan and the 1992 Stock Option Plan. The terms of the 1992 Plan are substantially the same as the terms of the Incentive Plan with respect to options granted under both plans.

  As of January 31, 2000, options to purchase a total of 765,000 shares were outstanding under both plans and no options to purchase shares remained available for grant thereunder.

  The following table shows for the fiscal year ended January 31, 2000 certain information regarding options exercised by and held at year end by our Named Executive Officers:

   Aggregated Option Exercises Fiscal Year 2000, and Fiscal Year-End Option
                                    Values

                                                  Number of Unexercised
                                                        at FY-End        Value of In-The-Money Options at
                         Shares on     Value          Exercisable/                    FY-End
          Name           Exercise  Realized($)(1)   Unexercisable(2)    Exercisable/ Unexercisable($)(2)(3)
          ----           --------- -------------- --------------------- -----------------------------------
Carolyn M. Maduza.......      --           --              0/100,000                         --
Margaret Turner.........      --           --           6,653/13,569                 4,987/5,458
Ron Davis...............      --           --          18,919/56,081                         --
Adam Au.................      --           --          3,351/100,000                    13,096/0
Edward Gavaldon.........  240,798    2,177,985       166,278/258,690              404,103/41,249
Mr. Ruffolo.............   27,441      243,304               5,180/0                     2,254/0
Mr. Emmett..............   12,500      112,113        12,500/103,000                         --

--------
(1) Calculated based on the fair market value of the underlying shares on the date of exercise less the exercise price.
(2) Reflects vested options and converted options that are subject to early exercise.
(3) Calculated based on a price of $4.875 per share at the close of trading on January 31, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

  We have entered into indemnification agreements with certain of our directors and executive officers which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Peerless, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Employment and Severance Agreements

  The Company entered into an employment agreement in January 1995 with Edward
A. Gavaldon. The agreement provided that Mr. Gavaldon serve as Chief Executive Officer and President and provided for payment of a base salary of $175,000 with a bonus of up to $75,000 annually, and participation in our benefit plans. Effective as of February 1, 1998, the Board increased Mr. Gavaldon's annual base salary to $200,000 and his potential annual bonus to $100,000. Effective as of February 1, 1999, the Board increased Mr. Gavaldon's annual base salary to $275,000 and his potential annual bonus to $200,000. The agreement also provided that all of Mr. Gavaldon's outstanding options be accelerated in the event of the acquisition or change in control of Peerless or a sale of all or substantially all of our assets.

  In the event that the Company were to terminate Mr. Gavaldon without cause, the Company would be required to pay Mr. Gavaldon certain benefits, including salary and continued vesting of unvested options. On April 13, 2000, Mr. Gavaldon resigned his employment with the Company. Pursuant to his employment agreement, and pursuant to the terms of a severance agreement, the Company agreed to provide Mr. Gavaldon with pay and benefits (including continued vesting of unvested options) for the one year period following Mr. Gavaldon's resignation.

  On May 23, 2000 the Board of Directors of the Company approved an agreement with Howard Nellor, the Company's acting President and Chief Executive Officer, pursuant to which the Company agreed to pay Mr. Nellor a salary of $240,000, with a potential annual bonus of $100,000, participation in our benefit plans, and options to purchase 204,000 shares of common stock of the Company. The agreement further provides for accelerated vesting, including in the event of an acquisition or change in control of Peerless or a sale of all or substantially all of our assets.

  On May 23, 2000 the Board of Directors of the Company approved an agreement with Carolyn Maduza, the Company's Chief Financial Officer, pursuant to which the Company agreed to pay Ms. Maduza a salary of $200,000, with a bonus of $75,000, participation in our benefit plans, and certain other Company benefits. The agreement further provides that options held by Ms. Maduza be accelerated in the event of an acquisition or change in control of Peerless or a sale of all or substantially all of our assets. In the event that the Company were to terminate Ms. Maduza without cause, the Company would be required to pay Ms. Maduza certain benefits, including salary, bonus and continued vesting of unvested options.

Officer Indebtedness/Repayment

  On May 27, 1999 as part of a relocation package offered to Charles Boelig upon his commencement of employment and pursuant to the Company's By-Laws, the Company loaned Mr. Boelig the amount of $120,000, with no interest for a term not to exceed 60 days. This loan was pursuant to a note secured by a Second Trust Deed on Mr. Boelig residential real property in Los Angeles County. On June 23, 1999 upon the sale of his residence in New Hampshire, Mr. Boelig repaid the loan to the Company in full.

Legal Proceedings

  The Company was sued by the State of Wisconsin Investment Board ("SWIB"), a holder of more than five percent of a class of voting securities of the Company, in the Court of Chancery of the State of Delaware in New Castle County in December 1999. Edward A. Gavaldon, the former Chief Executive Officer and a former director of the Company, has also been named as a defendant. The complaint alleges that Peerless wrongfully influenced the passage of Proposal 2 (Increase in the Number of Shares in the Stock Option
Plan) at the 1999 Annual Meeting of Shareholders and provided misleading information to SWIB. Mr. Gavaldon is alleged to have benefitted wrongfully from these actions.

  SWIB seeks to nullify the shareholder approved Amendment and is asking for unspecified damages. The Company has filed an Answer and Counter-Claim and believes that it will prevail in this matter.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

  The Company's executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that, with respect to the application of
Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. However, options granted with exercise prices at least 100% of fair market value are intended to qualify under the Plans as "performance-based compensation."

  The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

  The Company's executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and equity-based compensation incentives. The Committee reviews each of these components and develops an incentive compensation package for each of the Company's executive officers based, in part, upon the review of competitive compensation information, the recommendations of senior management and other information available to the Committee.

Base Salary And Benefits

  The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Compensation Committee compares the Company's compensation levels with published surveys of executive compensation at comparable companies as well as with recent proxy data for publicly traded companies also involved in the information technology industry. In order to maximize the incentive elements of the executive officers' total compensation packages, the Committee sets the base salary and benefits component of these packages within the competitive range of the salary and benefits levels of the executive officers of the comparative companies.

Annual Incentive Bonus

  The second component of the Company's executive compensation package is an annual incentive bonus. In the beginning of fiscal year 2000, the Committee established bonus compensation formulas for certain of its officers based on individual criteria. The arrangement provided each executive officer with the opportunity to earn a cash bonus according to the extent to which he or she met company specific goals and objectives. The Committee established the formulas and criteria for fiscal year 2000, and the Committee determined realization of these criteria by the officers. No bonuses were paid in fiscal year 2000 with respect to the annual incentive bonus.

1992 Stock Option Plan And 1996 Equity Incentive Plan

  The third component of the Company's executive compensation package is stock options, which the Company believes are becoming increasingly important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined by the Committee at the time of grant.

  The Company's Plans have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Plans generally have a non-statutory four-to-seven year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. These options provide for deferred vesting generally over a seven-year period, with the acceleration of a portion of the option in the event the executive meets designated performance objectives in a given year. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options. In addition in certain cases, the committee has provided for accelerated vesting of options in connection with the retention of key personnel or in accordance with agreements.

CEO Compensation

  The base salary, annual incentive bonus and stock options for Mr. Gavaldon were determined in accordance with the terms of an employment agreement (the "Employment Agreement") dated as of January 4, 1995 between Mr. Gavaldon and the Company. The Employment Agreement was the result of negotiations to induce Mr. Gavaldon to join the Company as its President and Chief Executive Officer in January 1995. In recognition of Mr. Gavaldon's substantial contribution to the growth and success of the Company and of competitive conditions in the market for executive offices, and to encourage Mr. Gavaldon's continued service to the Company, the Board approved an amendment to the Employment Agreement in July 1996 to, among other things, increase Mr. Gavaldon's base salary and annual incentive bonus which salary and bonus continued at the same rate during fiscal year 1999. Shortly after the end of fiscal year 1999, the Committee evaluated Mr. Gavaldon's performance in accordance with his previously established goals and awarded his bonus accordingly. See "Employment Agreement."

Other Executive Officer Compensation

  At the beginning of fiscal year 2001, the Committee reviewed and/or established the base salaries of each executive officer based on data regarding executive compensation of the Company's competitors, including published survey information, each executive officer's base salary for the prior fiscal year, past performance, the scope of such officer's responsibility and other information available to the Committee. In addition, early in fiscal year 2001, the Committee established bonus compensation formulas for certain officers based on individual criteria. Additionally, the Committee reviewed the performance for fiscal year 2000 of each executive relative to the pre-determined objectives and determined that no bonuses would be awarded for the fiscal year. However, the Committee awarded options to certain executive officers for fiscal year 2000 based upon the attainment of individual performance goals as established earlier in the fiscal year.

                                          Compensation Committee of the
                                          Board of Directors

                                            Robert G. Barrett
                                            Robert L. North

                      PERFORMANCE MEASUREMENT COMPARISON

  The material on this page is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

  The following chart shows a comparison of cumulative returns for the Company, the Nasdaq Stock Market (United States Companies) and the H&Q Technology Stocks at scaled prices beginning after the close of trading on September 24, 1996, when the Company's Common Stock was priced at $11.00 per share for sale in the Company's initial public offering.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                         [GRAPH FOR PEERLESS SYSTEMS]

                                        PERFORMANCE MEASURE
                     ----------------------------------------------------------
                                         31-Jul-
                     24-Sep-96 30-Apr-98   98    31-Oct-98 31-Jan-99 31-Jan- 00
                     --------- --------- ------- --------- --------- ----------
PEERLESS
  Scaled Price......  $100.00   $156.66  $189.77  $ 62.50   $ 79.55     44.32
NASDAQ (A)
  Scaled Price......  $100.00   $153.02  $152.80  $145.72   $207.64    326.80
H&Q TECHNOLOGY (B)
  Scaled Price......  $100.00   $172.33  $167.68  $163.69   $242.24    416.59

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Carolyn M. Maduza

                                          Carolyn M. Maduza
                                          Secretary

May 23, 2000

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2000 is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

                         PEERLESS SYSTEMS CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN

                             ADOPTED July 25, 1996

                 APPROVED BY STOCKHOLDERS  _____________, 1996



1.   PURPOSE.

     (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Peerless Systems Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)   To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the "Committee"), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act" and "Rule 16b-3"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate [eight hundred thousand (800,000)] shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   GRANT OF RIGHTS; OFFERING.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   ELIGIBILITY.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.   EXERCISE.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to such effective date.

                         PEERLESS SYSTEMS CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 2000

                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

--------------------------------------------------------------------------------
[X]   Please mark vote as
      in this example.


                                     PROXY

                         PEERLESS SYSTEMS CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2000


  The undersigned hereby appoints Howard Nellor and Carolyn M. Maduza, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Peerless Systems Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Peerless Systems Corporation (the "Company") to be held at the Company's corporate offices located at 2381 Rosecrans Avenue, El Segundo, California, on Tuesday, June 20, 2000 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                      See reverse for voting instructions.

                                                   --------------------
                                                   COMPANY #
                                                   CONTROL #
                                                   --------------------
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK HHH EASY HHH IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above.

 . Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/prls/ -- QUICK HHH EASY HHH
IMMEDIATE

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PEERLESS SYSTEMS CORPORATION c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

[X]  Please mark vote as
     in this example.

     If you vote by Phone or Internet, please do not mail your Proxy Card
                              Please detach here

-------------------------------------------------------------------------------


  MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of
            Stockholders and until their successors are elected.

Nominees: Robert V. Adams, Adam Au, Robert G. Barrett and Robert L. North
                 01           02           03                    04

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

                 MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2001.

                 MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve an amendment to the Company's 1996 Employee Stock
            Purchase Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

[ ] FOR all nominees                   [ ] WITHHOLD
    listed below (except                   AUTHORITY
    as marked to the                       to vote for all nominees
    contrary below)

[_] FOR[_] AGAINST[_] ABSTAIN
listed
below.   [_] FOR[_] AGAINST[_] ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box [_]
Indicate changes below:
 Date: ______________


Signature(s) in Box
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
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